Exhibit 99.1

HealthGate Media Contact: Kelly Fitzsimmons Aspire Communications 781.223-5834 kfitzsimmons@AspirePR.com	Investor Relations Contact: Veronica Zsolcsak Chief Financial Officer 781-685-4016 veronicaz@healthgate.com

HEALTHGATE COMPLETES ACQUISITION OF EBM SOLUTIONS, INC.

BURLINGTON, MA and NASHVILLE, TN – October 27, 2003 – HealthGate Data Corp. (HGAT) announced today that it has completed the previously announced transaction to acquire substantially all of the assets and certain liabilities of EBM Solutions, Inc.  The completion of the transaction was pending approval by EBM Solutions shareholders.

Key Terms of the Acquisition

•                  HealthGate acquired substantially all of the assets and certain liabilities of EBM Solutions and will record the acquisition pursuant to the purchase accounting provisions of Statement of Financial Accounting Standards No. 141;

•                  HealthGate issued to EBM Solutions 752,048 shares of HealthGate common stock and a warrant to purchase an additional 333,333 shares of HealthGate common stock with an exercise price of $1.20 per HealthGate share;

•                  Certain stockholders of EBM Solutions purchased from HealthGate 333,333 shares of HealthGate common stock for $1.20 per share;

•                  Ford S. Worthy, Partner, A.M. Pappas & Associates, a venture development company specializing in life science products & technologies, based in Research Triangle Park, North Carolina, and Harry C. Jacobson, M.D., Vice Chancellor for Health Affairs, Vanderbilt University, have been elected to the Board of Directors of HealthGate.

In addition, Gerald E. Bisbee, Jr., PhD. and Thomas O. Pyle, announced their resignation from the HealthGate Board.

HealthGate currently plans to continue operations in Nashville, TN and Burlington, MA.

About HealthGate

HealthGate Data Corp. (HGAT) is a market-leading provider and electronic publisher of healthcare information. HealthGate offers customers the most comprehensive content repository of healthcare information, unrivaled in its breadth and depth of content. HealthGate’s authoritative content is accredited by the American Accreditation HealthCare Commission (URAC) and is used by healthcare institutions in the U.S. to provide the capability to drive down costs through more effective research and treatment, regulatory compliance, and clinician and patient education. HealthGate’s multi-dimensional XML-based content can be delivered electronically across virtually any technology and tightly integrated into a variety of applications used by its customers.

Since 1999, HealthGate has become an integral part of operations in more than 700 healthcare institutions in the United States. Some of the most respected healthcare institutions in the world, including Brigham and Women’s Hospital, Swedish Medical Center, and HCA now utilize the data provided by HealthGate. The company’s content repository is supported by a flexible, multi-dimensional technology infrastructure designed to enable HealthGate to rapidly develop products and services for customers, as well as additional markets such as pharmaceutical companies and payors (insurance companies, governments, and self-insured organizations). More information on HealthGate can be found at www.healthgate.com.

Forward Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. HealthGate’s actual results may differ materially from those contemplated by the forward-looking statements. These forward-looking statements reflect management’s current expectations, are based on many assumptions and are subject to certain risks and uncertainties, including among other things, HealthGate’s ability to generate sufficient revenues; HealthGate’s ability to sell its products and services; HealthGate’s ability to keep up with the rapid technological developments in the electronic healthcare content industry; reliance on significant customers; unpredictability of quarter-to-quarter results; competition; reliance on content providers, computer systems and software; HealthGate’s ability to retain key personnel; and other risk factors that are described in the periodic reports and other documents HealthGate files from time to time with the Securities and Exchange Commission. HealthGate does not intend to update or publicly release any revisions to the forward-looking statements.